UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

March 31, 2005

Date of Report (Date of Earliest Event Reported)

THE PEOPLES HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Mississippi	1-13253	64-0676974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

209 Troy Street, Tupelo, Mississippi 38802-0709

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (662) 680-1001

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

The Peoples Holding Company (the Company) has completed a reorganization of its corporate structure, effective March 31, 2005. On that date, Peoples Merger Corporation, a wholly-owned subsidiary of the Company, was the direct owner of the Company’s two banking subsidiaries, Renasant Bank of Tennessee, a Tennessee-chartered banking association, and Renasant Bank, a Mississippi-chartered banking association. Effective March 31, 2005, Renasant Bank of Tennessee was merged into Renasant Bank, with Renasant Bank the surviving banking association in the merger. Immediately thereafter, Peoples Merger Corporation was merged into the Company, with the Company as the surviving entity of that merger.

As a result of the reorganization, the Company now has a single, directly-owned banking subsidiary, Renasant Bank, a Mississippi-chartered banking association with operations in Mississippi, Tennessee and Alabama. The Company anticipates that the reorganization will allow for a more efficient operating structure for its current and future strategies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEOPLES HOLDING COMPANY
Registrant

DATE: April 1, 2005	/s/ E. Robinson McGraw
E. Robinson McGraw
President & Chief Executive Officer